NEWS RELEASE    Exhibit 99.1

GRAIL Reports Second Quarter 2026 Financial Results

Q2 Galleri® Test Volume Increased 35% to More Than 61,000 Year-Over-Year, and Galleri Revenue Grew 24% to $42.6 Million

Galleri Test Volume and Revenue are up 42% and 30% Year-Over-Year, Respectively, for the First Half of the Year

NHS-Galleri and PATHFINDER 2 Study Results Presented at 2026 ASCO Annual Meeting Demonstrated Consistent Strong Performance and Clinical Utility for Galleri

Completed $110 Million Equity Financing With Samsung

MENLO PARK, Calif. — August 5, 2026 — GRAIL, Inc. (Nasdaq: GRAL), a healthcare company whose mission is to detect cancer early when it can be cured, today reported business and financial results for the second quarter of 2026.

Total revenue in the second quarter grew 26% year-over-year to $44.7 million, and Galleri test revenue for the quarter grew 24% year-over-year to $42.6 million. Galleri test volume for the quarter grew 35% year-over-year to more than 61,000. Galleri test revenue in the first half of 2026 grew 30% year-over-year to $82.5 million. Galleri test volume in the first half of 2026 grew 42% year-over-year to more than 117,000. Net loss for the second quarter was $110.2 million. Gross loss was $12.6 million. Non-GAAP adjusted gross profit was $21.6 million, and non-GAAP adjusted EBITDA was $(90.3) million.1

“GRAIL continues to execute across our clinical and commercial priorities. We presented detailed performance, safety, and clinical utility results from the NHS-Galleri and PATHFINDER 2 studies at the 2026 American Society of Clinical Oncology Annual Meeting, further establishing Galleri as the only MCED with extensive clinical validation from interventional studies in the screening population. We also expanded access through new and existing partnerships,” said Josh Ofman, Chief Executive Officer at GRAIL. “Following our PMA submission earlier this year, we anticipate an FDA advisory committee in the fall.”

For the three months ended June 30, 2026, as compared to the three months ended June 30, 2025, GRAIL reported:
•Revenue: Total revenue, comprised of screening and development services revenue, was $44.7 million, an increase of $9.1 million or 26%.
•Net loss: Net loss was $110.2 million, an improvement of $3.7 million or 3%.
•Gross loss: Gross loss was $12.6 million, an improvement of $5.2 million or 29%.
•Adjusted gross profit1: Adjusted gross profit was $21.6 million, an increase of $5.4 million or 34%.
1 See “Non-GAAP Disclosure” and the associated reconciliations for important information about our use of non-GAAP measures.

•Adjusted EBITDA1: Adjusted EBITDA was $(90.3) million, an increase in adjusted EBITDA loss of $11.9 million or 15%.

Cash position: Cash, cash equivalents, and short-term marketable securities totaled $861.6 million as of June 30, 2026.

Recent business highlights include:

•Presented detailed results from the two largest multi-cancer early detection (MCED) studies completed to date, NHS-Galleri and PATHFINDER 2, at the 2026 American Society of Clinical Oncology (ASCO) Annual Meeting in May.

◦Clinical utility results from the NHS-Galleri trial showed:
▪While Galleri did not result in a significant decrease in combined Stage III and IV cancers, it did show reduced Stage IV diagnoses of 12 prespecified aggressive cancers by 22% and 26% in the second and third screening rounds, respectively, demonstrating a substantial reduction in late-stage cancer diagnoses. A Stage IV reduction was also observed across all cancers.
▪Adding Galleri to standard-of-care screening increased cancer detection fourfold.
▪The addition of Galleri resulted in a 128% increase in the number of Stage I and II screen detected cancers.
▪Galleri detected 366 Stage I and II cancers, more than the 290 cancers of any stage detected through the entirety of the U.K.'s standard-of-care cancer screening program in the control arm.
▪Of the 937 cancers detected by Galleri, approximately 70% were Stage I through III, approximately 40% were Stage I and II, and approximately 20% were Stage I.
▪Further, the addition of Galleri was associated with a 25% reduction in cancers diagnosed after emergency presentation.
▪Overall, these data support the potential of MCED screening at population scale to identify cancers before symptoms appear — when they can be treated more easily and are potentially curable.

◦Findings from PATHFINDER 2 showed:
▪Adding Galleri to recommended screenings, enabled approximately 60% of cancers to be identified by screening. This represents a 6.5x increase in number of cancers detected as compared with USPSTF A & B recommended screenings (breast, cervical, colorectal, and lung) and a 3x increase in number of cancers detected as compared with USPSTF A, B & C ratings (breast, cervical, colorectal, lung and prostate).
▪53% of newly detected cancers were identified in Stage I and II and more than two-thirds were identified at Stages I through III. Nearly half were cancers without recommended screening options.
▪The test accurately identified the Cancer Signal Origin (CSO) more than 90% of the time, enabling efficient diagnostic workups.
▪Overall, the results demonstrated substantially increased cancer detection with robust performance and a favorable safety profile.

•Completed the expansion of our field sales and medical teams to continue to drive commercial momentum for the Galleri test.

•Announced a collaboration with Priority Health to make the Galleri test available to its self-insured employer groups, making it the first Michigan health plan to enable employer groups to add Galleri to their existing cancer screening coverage. The health plan serves more than 1.4 million members across Michigan and beyond and previously launched coverage for Galleri in its Thrive and Thrive Plus Medicare Advantage plans in 2025.

•In June, GRAIL completed a previously announced $110 million equity financing with Samsung C&T Corporation and Samsung Electronics Co., Ltd. through the purchase of GRAIL common stock. GRAIL and Samsung C&T intend to collaborate to commercialize the Galleri test in South Korea, with the potential to expand into additional Asian markets, including Japan and Singapore, subject to regulatory approvals and other conditions.

•GRAIL anticipates the U.S. Food and Drug Administration (FDA) will hold an advisory committee in the fall to review the Premarket Approval (PMA) application for the Galleri multi-cancer early detection blood test. The PMA submission is focused on test performance and safety results from 25,000 consented participants in the U.S.-based PATHFINDER 2 study with one year of follow-up and from the prevalent screening round (first year) of the 140,000-participant NHS-Galleri trial, the largest, and only, randomized, controlled intended use trial of any MCED test. The submission is also supported by a bridging analysis to compare performance of the version of Galleri used in clinical trials to the updated version that has been submitted to the FDA for pre-market approval.

Conference Call and Webcast
A webcast and conference call will be held today, August 5, 2026, at 1:30 p.m. PT / 4:30 p.m. ET. Individuals interested in listening to the conference call may access it on the investor relations section of GRAIL’s website at investors.grail.com.

A replay of the webcast will be available on GRAIL’s website for 30 days.

About GRAIL
GRAIL, Inc. is a healthcare company whose mission is to detect cancer early, when it can be cured. GRAIL is focused on alleviating the global burden of cancer by using the power of next-generation sequencing, population-scale clinical studies, and state-of-the-art machine learning, software, and automation to detect and identify multiple deadly cancer types in earlier stages. GRAIL’s targeted methylation-based platform can support the continuum of care for screening and precision oncology, including multi-cancer early detection in symptomatic patients, risk stratification, minimal residual disease detection, biomarker subtyping, treatment and recurrence monitoring. GRAIL is headquartered in Menlo Park, CA with locations in Washington, D.C., North Carolina, and the United Kingdom. GRAIL’s common stock is listed under the ticker symbol “GRAL” on the Nasdaq Stock Exchange.

For more information, visit grail.com.

About Galleri®
The Galleri multi-cancer early detection test is a proactive tool to screen for cancer. With a simple blood draw, the Galleri test can identify DNA shed by cancer cells, which can act as a unique "fingerprint" of cancer, to help screen for some of the deadliest cancers that don’t have recommended screening today, such as pancreatic, esophageal, ovarian, liver, and others. The Galleri test can be used to screen for cancer before a person becomes symptomatic, when cancer may be more easily treated and potentially curable. The Galleri test can indicate the origin of the cancer, giving healthcare providers a roadmap of where to explore further. The Galleri test requires a prescription from a licensed healthcare provider and should be used in addition to recommended cancer screenings such as mammography, colonoscopy, prostate-specific antigen (PSA) test, or cervical cancer screening. The Galleri test is recommended for adults with an elevated risk for cancer, such as those aged 50 or older.

For more information, visit galleri.com.

Laboratory/Test Information
GRAIL’s clinical laboratory is certified under the Clinical Laboratory Improvement Amendments of 1988 (CLIA) and accredited by the College of American Pathologists. The Galleri test was developed, and its performance characteristics were determined by GRAIL. The Galleri test has not been cleared or approved by the U.S. Food and Drug Administration. GRAIL’s clinical laboratory is regulated under CLIA to perform high-complexity testing. The Galleri test is intended for clinical purposes.

Non-GAAP Disclosure
In addition to our financial results provided throughout this press release that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release also includes financial measures that are not calculated in accordance with GAAP. Our non-GAAP financial disclosure includes Adjusted Gross Profit and Adjusted EBITDA. We encourage investors to carefully consider our results under GAAP in conjunction with our supplemental non-GAAP information and the reconciliation between these presentations.

•Adjusted Gross Profit is a key performance measure that our management uses to assess our operational performance, as it represents the results of revenues and direct costs, which are key components of our operations. We believe that this non-GAAP financial measure is useful to investors and other interested parties in analyzing our financial performance because it reflects the gross profitability of our operations, and excludes the costs associated with our sales and marketing, product development, general and administrative activities and the impact of our financing methods and income taxes.

We calculate Adjusted Gross Profit as gross profit (loss) (as defined below) adjusted to exclude amortization of intangible assets and stock-based compensation allocated to cost of revenue. Adjusted Gross Profit should be viewed as a measure of operating performance that is a supplement to, and not a substitute for, operating income or loss from operations, net earnings or loss and other GAAP measures of income (loss) or profitability. Gross profit (loss) (as defined below) is the most directly comparable financial measure calculated in accordance with GAAP.

•Adjusted EBITDA is a key performance measure that our management uses to assess our financial performance and is also used for internal planning and forecasting purposes. We believe that this non-GAAP financial measure is useful to investors and other interested parties in analyzing our financial performance because it provides a comparable overview of our operations across historical periods. In addition, we believe that providing Adjusted EBITDA, together with a reconciliation of net loss to Adjusted EBITDA, helps investors make comparisons between our company and other companies that may have different capital structures, different tax rates, different operational and ownership histories, and/or different forms of employee compensation.

Adjusted EBITDA is used by our management team as an additional measure of our performance for purposes of business decision-making, including managing expenditures. Period-to-period comparisons of Adjusted EBITDA help our management identify additional trends in our financial results that may not be shown solely by period-to-period comparisons of net income (loss) or income (loss) from operations. Our management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items, and may not be directly comparable to similarly titled metrics used by other companies.

The Company defines Adjusted EBITDA as net loss adjusted for amortization of intangible assets,      stock-based compensation, depreciation, intangible and other assets impairment, benefit from income taxes, interest income and restructuring expenses. These adjustments include non-cash items, significant non-recurring charges and/or other non-operating expenses that we do not believe are indicative of ongoing or future business operations.

Adjusted EBITDA should be viewed as a measure of operating performance that is a supplement to, and not a substitute for, operating income or loss from operations, net earnings or loss and other U.S. GAAP measures of income (loss). Additionally, it is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest and tax payments. Further, our definition of Adjusted EBITDA may differ from similarly titled measures used by other companies and therefore may not be comparable among companies. Net loss is the most directly comparable financial measure calculated in accordance with GAAP.

Full reconciliation of these non-GAAP measures to the most comparable GAAP measures is set forth in tabular form following the Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations.

Forward-Looking Statements
This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” “would,” or “will,” the negative of these terms, and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties, and assumptions about us, may include expectations and projections of our future financial performance, future tests or products, patient awareness of our products, technology, clinical studies, planned presentations at upcoming conferences, safety results, regulatory compliance and timing of regulatory reviews, potential market opportunity, anticipated growth strategies, strategic collaborations and planned expansion into Asian markets, restructuring costs, sufficiency of cash on hand to finance our business, cost savings, budgets and strategies, planned integration with EHR systems, and growth and anticipated trends in our business.
These statements are only predictions based on our current expectations and projections about future events and trends. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially and adversely from those expressed or implied by the forward-looking statements, including those factors and numerous associated risks discussed under the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and in the Quarterly Report on Form 10-Q that we plan to file for the period ended June 30, 2026. Moreover, we operate in a dynamic and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results, level of activity, performance, or achievements to differ materially and adversely from those contained in any forward-looking statements we may make.

Forward-looking statements relate to the future and, accordingly, are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Although we believe the expectations and projections expressed or implied by the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Except to the extent required by law, we undertake no obligation to update any of these forward-looking statements after the date of this press release to conform our prior statements to actual results or revised expectations or to reflect new information or the occurrence of unanticipated events.

GRAIL Contacts
Corporate Communications
Kristen Davis
Trish Rowland
pr@grail.com

Investor Relations
Alex Dobbin
Alexis Tosti
ir@grail.com

GRAIL, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(amounts in thousands, except share and per share data)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$55,645	$249,727
Short-term marketable securities	805,964	654,703
Accounts receivable, net	19,757	18,295
Supplies	17,763	16,017
Prepaid expenses and other current assets	15,593	15,107
Total current assets	914,722	953,849
Property and equipment, net	44,344	51,813
Operating lease right-of-use assets	88,911	52,070
Restricted cash	6,974	6,974
Intangible assets, net	1,781,389	1,850,556
Other non-current assets	7,346	6,753
Total assets	$2,843,686	$2,922,015
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,241	$2,083
Accrued liabilities	64,495	63,945
Operating lease liabilities, current portion	10,698	11,715
Other current liabilities	1,108	1,927
Total current liabilities	83,542	79,670
Operating lease liabilities, net of current portion	80,611	43,148
Deferred tax liability, net	133,706	218,583
Other non-current liabilities	3,173	2,752
Total liabilities	301,032	344,153
Preferred stock, par value of $0.001 per share; 50,000,000 shares authorized, no shares issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Common stock $0.001 par value per share, 1,500,000,000 shares authorized as of June 30, 2026 and December 31, 2025 and 44,666,234 and 40,331,360 shares issued and outstanding as of June 30, 2026 and December 31, 2025	45	40
Additional paid-in capital	12,955,884	12,786,848
Accumulated other comprehensive income	1,840	2,655
Accumulated deficit	(10,415,115)	(10,211,681)
Total stockholders' equity	2,542,654	2,577,862
Total liabilities and stockholders' equity	$2,843,686	$2,922,015

GRAIL, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(amounts in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenue:
Screening revenue	$42,642	$34,379	$82,474	$63,512
Development services revenue	2,045	1,165	2,998	3,869
Total revenue	44,687	35,544	85,472	67,381
Costs and operating expenses:
Cost of screening revenue (exclusive of amortization of intangible assets)	23,347	19,346	44,591	36,469
Cost of development services revenue	434	501	810	1,672
Cost of revenue — amortization of intangible assets	33,472	33,472	66,944	66,944
Research and development	47,429	46,626	95,450	100,251
Sales and marketing	37,657	28,539	68,325	63,518
General and administrative	50,708	37,914	93,477	82,988
Intangible and other assets impairment	25,423	28,000	25,423	28,000
Total costs and operating expenses	218,470	194,398	395,020	379,842
Loss from operations	(173,783)	(158,854)	(309,548)	(312,461)
Other income:
Interest income	7,230	6,809	15,216	14,588
Other income (expense), net	(155)	(811)	101	(1,395)
Total other income, net	7,075	5,998	15,317	13,193
Loss before income taxes	(166,708)	(152,856)	(294,231)	(299,268)
Benefit from income taxes	56,461	38,871	90,797	79,070
Net loss	$(110,247)	$(113,985)	$(203,434)	$(220,198)
Net loss per share — Basic and Diluted	$(2.56)	$(3.18)	$(4.86)	$(6.28)
Weighted-average shares of common stock used in computing net loss per share:	43,112,595	35,793,154	41,883,565	35,054,896

GRAIL, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
(amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Gross loss (1)	$(12,566)	$(17,775)	$(26,873)	$(37,704)
Amortization of intangible assets	33,472	33,472	66,944	66,944
Stock-based compensation	649	417	1,182	1,179
Adjusted Gross Profit	$21,555	$16,114	$41,253	$30,419
(1)Gross loss is calculated as total revenue less cost of screening revenue (exclusive of amortization of intangible assets), cost of development services revenue and cost of revenue—amortization of intangible assets.

GRAIL, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
(amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net loss	$(110,247)	$(113,985)	$(203,434)	$(220,198)
Adjusted to exclude the following:
Amortization of intangible assets (1)	34,583	34,583	69,167	69,167
Stock-based compensation	19,557	14,168	36,350	30,379
Intangible and other assets impairment (2)	25,423	28,000	25,423	28,000
Depreciation	4,105	4,592	8,315	9,287
Benefit from income taxes	(56,461)	(38,871)	(90,797)	(79,070)
Interest income	(7,230)	(6,809)	(15,216)	(14,588)
Restructuring	—	—	—	(34)
Adjusted EBITDA	$(90,270)	$(78,322)	$(170,192)	$(177,057)
(1)Represents amortization of intangible assets, including developed technology and trade names.
(2)Represents the impairment charge related to the deferred asset recognized in connection with the Samsung SPA in the current period and the in-process research and development ("IPR&D") impairment charge in the prior period.